Exhibit 99.1

ACETO Corporation
4 Tri Harbor Court
Port Washington, NY 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

                                                                                                                FOR IMMEDIATE RELEASE

ACETO Announces Management Transition at its Rising Pharmaceuticals Subsidiary

Port Washington, NY – April 24, 2013 - (GLOBE NEWSWIRE) -- ACETO Corporation (Nasdaq:ACET), a global leader in the marketing, sale and distribution of products for Human Health, Pharmaceutical Ingredients and Performance Chemicals, announced today that Ronald Gold and David Rosen, former owners of the Rising Pharmaceuticals business acquired by ACETO in December 2010,  informed the Company that they intend to pursue other opportunities apart from ACETO upon the expiration of their three-year employment agreements on December 31, 2013.

Sal Guccione, Chief Executive Officer of ACETO, stated, “Since the closing of the Rising acquisition, the Company has considered the potential need for succession planning, and bolstered Rising’s finance, business development, planning and management activities with support from key ACETO executives. In addition, the Company has been in the midst of a recruiting process and we expect to secure a successor for Ron Gold in the near future. In the meantime, Ron and Dave will continue to manage Rising as they have done since the December, 2010 acquisition, and will also assist with the management transition. I thank them for their service to ACETO and wish them well in their future endeavors.”

Ronald Gold, the President of Rising and the principal owner of the business acquired by ACETO, stated, “Dave and I have very much enjoyed our tenure with ACETO. I am pleased that Rising has become an important contributor to the Company. Dave and I are committed to assisting with the transition of new management at Rising, and we wish all good things for ACETO.”

Albert Eilender, Chairman of ACETO, commented, “The acquisition and integration of Rising continues to be a tremendous success for ACETO. Ron, Dave and the Rising team have delivered excellent results. We at ACETO wish them success in whatever avenues they choose to pursue in the future.”

ABOUT ACETO

ACETO Corporation, incorporated in 1947, is a global leader in the marketing, sale and distribution of products for Human Health (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products).  With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries.  ACETO’s global operations, including a staff of 26 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

This news release contains forward-looking statements as that term is defined in the federal securities laws. To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein. Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report or Form 10-K for the fiscal year ended June 30, 2012 and other filings. Copies of these filings are available at www.sec.gov. ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:
Stephanie Carrington
The Ruth Group
(646) 536-7017
scarrington@theruthgroup.com